EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS

2007 FIRST QUARTER RESULTS

First Quarter 2007

Net Income Per Share -- $1.07

Net Operating Income Per Share -- $1.01

GAAP Combined Ratio – 91.2%

DES MOINES, Iowa (May 2, 2007) - EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) today reported its second best first quarter since becoming a public company in 1982. “We are pleased to report another strong quarter,” stated President and CEO Bruce G. Kelley. “This gives us a great start to what we believe will be another outstanding year.”

Management also reaffirmed its earnings guidance of $2.25 to $2.50 per share for the year. Based on first quarter results, the Company has increased its projection for 2007 operating income from $2.36 per share to $2.46 per share; however, the new projection still falls within the original guidance range.

The Company reported first quarter operating income of $1.01 per share for the first quarter ended March 31, 2007 compared to operating income of $1.32 per share for the first quarter of 20061. Net income, including realized investment gains/losses, was $14,701,000 ($1.07 per share) for the first quarter of 2007 compared to $19,264,000 ($1.41 per share) for the first quarter of 2006.

Premiums earned decreased 1.0 percent to $94,506,000 for the three months ended March 31, 2007 from $95,492,000 for the same period in 2006. This decrease is attributed to the reinsurance segment and primarily reflects a decline in business from the MRB pool. The property and casualty insurance segment reported a slight increase in premiums earned during the first quarter of 2007. On an overall basis, rate competition continued to increase moderately in the property and casualty insurance marketplace during the first quarter of 2007 and management expects market conditions to remain competitive for the remainder of the year. Consequently, the Company’s overall rate level is expected to decline moderately during 2007.

Investment income increased 1.8 percent to $11,988,000 for the three months ended March 31, 2007 from $11,778,000 for the same period in 2006. This increase is primarily attributed to an increase in invested assets.

The Company reported $18,090,000 ($0.86 per share after tax) of favorable development on prior years’ reserves in the first quarter of 2007, compared to $5,035,000 ($0.24 per share after tax) in the first quarter of 2006. The reported amount of favorable development in the first quarter of 2006 reflects an adjustment in the factors utilized to allocate the property and casualty insurance segment’s incurred but not reported (IBNR) reserve by accident year. The amount of favorable development on prior years’ reserves that would have been reported in the first quarter of 2006 had the IBNR reserve accident year allocation factors not been adjusted would have been approximately $15,787,000. While the amount of favorable development reported in the first quarter of 2007 was large, it is important to note that, on an aggregate basis, much of the favorable development can be attributed to the final settlement of closed claims. It is also important to note that current actuarial analysis supports the conclusion that newly reported claims continue to be reserved at a high level of adequacy.

Catastrophe and storm losses increased slightly to $2,471,000 ($0.12 per share after tax) in the first quarter of 2007 from $2,140,000 ($0.10 per share after tax) in the first quarter of 2006, as a result of fairly active weather systems.

The Company’s GAAP combined ratio was 91.2 percent in the first quarter of 2007 compared to

84.1 percent in the first quarter of 2006.

At March 31, 2007, consolidated assets totaled $1.2 billion, including $1.0 billion in the investment portfolio; stockholders’ equity was $324.0 million; and net book value of the Company’s stock was $23.54 per share, an increase of 4.9 percent from $22.44 per share at December 31, 2006.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 10:00 a.m. eastern daylight time, May 2, 2007. Dial-in information for the call is toll-free 1-866-770-7120; passcode 38730925. The event will be archived and available for digital replay through May 9, 2007. The replay access information is toll-free 1-888-286-8010; passcode 91190311. A webcast of the teleconference will be presented by Thomson Financial and can be accessed at http://my.ccbn.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available for one year. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide based on premium volume. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. When management uses the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions, it intends to identify forward-looking statements. Undue reliance should not be placed on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended March 31, 2007	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,204,320	$ 15,302,065	$ -	$ 94,506,385
Investment income, net	8,894,536	3,021,369	72,062	11,987,967
Other income	119,877	-	-	119,877
	88,218,733	18,323,434	72,062	106,614,229
Losses and expenses:
Losses and settlement expenses	41,997,443	11,478,517	-	53,475,960
Dividends to policyholders	942,109	-	-	942,109
Amortization of deferred policy acquisition costs	18,980,173	2,797,968	-	21,778,141
Other underwriting expenses	9,082,352	883,541	-	9,965,893
Interest expense	193,125	84,975	-	278,100
Other expenses	296,897	4,792	281,671	583,360
	71,492,099	15,249,793	281,671	87,023,563
Operating income (loss) before income taxes	16,726,634	3,073,641	(209,609)	19,590,666
Realized investment gains	1,141,993	154,447	-	1,296,440
Income (loss) before income taxes	17,868,627	3,228,088	(209,609)	20,887,106
Income tax expense (benefit):
Current	5,786,769	1,105,994	(73,363)	6,819,400
Deferred	(302,393)	(331,302)	-	(633,695)
	5,484,376	774,692	(73,363)	6,185,705
Net income (loss)	$ 12,384,251	$ 2,453,396	$ (136,246)	$ 14,701,401
Average shares outstanding				13,752,347
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.90	$ 0.18	$ (0.01)	$ 1.07
Decrease in provision for insured
events of prior years (after tax)	$ 0.75	$ 0.11	$ -	$ 0.86
Catastrophe and storm losses (after tax)	$ (0.12)	$ -	$ -	$ (0.12)
Dividends per share				$ 0.17
Book value per share				$ 23.54
Effective tax rate				29.6%
Net income as a percent of beg. SH equity				19.1%
Other Information of Interest:
Net Written Premiums	$ 75,153,480	$ 14,806,729	$ -	$ 89,960,209
Decrease in provision for
insured events of prior years	$ (15,784,998)	$ (2,305,392)	$ -	$ (18,090,390)
Catastrophe and storm losses	$ 2,434,642	$ 36,472	$ -	$ 2,471,114
GAAP Combined Ratio:
Loss ratio	53.0%	75.0%	-	56.6%
Expense ratio	36.6%	24.1%	-	34.6%
	89.6%	99.1%	-	91.2%

	Property and
	Casualty		Parent
Quarter Ended March 31, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 77,742,771	$ 17,749,427	$ -	$ 95,492,198
Investment income, net	8,663,944	3,069,831	44,671	11,778,446
Other income	108,560	-	-	108,560
	86,515,275	20,819,258	44,671	107,379,204
Losses and expenses:
Losses and settlement expenses	35,639,922	12,778,107	-	48,418,029
Dividends to policyholders	991,718	-	-	991,718
Amortization of deferred policy acquisition costs	18,346,891	3,150,238	-	21,497,129
Other underwriting expenses	8,603,605	826,992	-	9,430,597
Interest expense	193,125	84,975	-	278,100
Other expenses	259,907	2,015	187,815	449,737
	64,035,168	16,842,327	187,815	81,065,310
Operating income (loss) before income taxes	22,480,107	3,976,931	(143,144)	26,313,894
Realized investment gains	1,531,041	313,834	-	1,844,875
Income (loss) before income taxes	24,011,148	4,290,765	(143,144)	28,158,769
Income tax expense (benefit):
Current	7,988,138	1,397,967	(50,100)	9,336,005
Deferred	(191,986)	(249,109)	-	(441,095)
	7,796,152	1,148,858	(50,100)	8,894,910
Net income (loss)	$ 16,214,996	$ 3,141,907	$ (93,044)	$ 19,263,859
Average shares outstanding				13,662,936
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.19	$ 0.23	$ (0.01)	$ 1.41
Decrease in provision for
insured events of prior years (after tax) (1)	$ 0.20	$ 0.04	$ -	$ 0.24
Catastrophe and storm losses (after tax)	$ (0.09)	$ (0.01)	$ -	$ (0.10)
Dividends per share				$ 0.16
Book value per share				$ 20.24
Effective tax rate				31.6%
Net income as a percent of beg. SH equity				29.4%
Other Information of Interest:
Net Written Premiums	$ 74,679,599	$ 13,449,914	$ -	$ 88,129,513
Decrease in provision for
insured events of prior years (1)	$ (4,296,020)	$ (739,026)	$ -	$ (5,035,046)
Catastrophe and storm losses	$ 1,939,338	$ 200,770	$ -	$ 2,140,108
GAAP Combined Ratio:
Loss ratio	45.8%	72.0%	-	50.7%
Expense ratio	36.0%	22.4%	-	33.4%
	81.8%	94.4%	-	84.1%

(1) The reported amount of favorable development reflects an adjustment in the factors utilized to allocate the property and casualty insurance segment's incurred but not reported (IBNR) reserve by accident year.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2007	2006
ASSETS	(UNAUDITED)
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $5,726,884 and $5,768,918)	$ 5,657,581	$ 5,679,960
Securities available-for-sale, at fair value
(amortized cost $695,651,416 and $706,273,867)	707,934,689	716,927,579
Fixed maturity securities on loan:
Securities available-for-sale, at fair value
(amortized cost $98,189,923 and $89,841,454)	97,033,010	88,909,477
Equity securities available-for-sale, at fair value
(cost $78,249,937 and $77,089,044)	116,527,027	112,527,480
Other long-term investments, at cost	543,449	552,202
Short-term investments, at cost	72,853,144	76,722,652
Total investments	1,000,548,900	1,001,319,350

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	40,084,374	37,805,569
Prepaid reinsurance premiums	4,668,187	4,807,822
Deferred policy acquisition costs	32,699,824	33,662,408
Defined benefit retirement plan, prepaid asset	7,551,577	7,836,958
Other assets	5,505,057	2,410,120

Cash	58,936	196,274
Accrued investment income	11,683,155	11,363,814
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	103,168	205,046
Income taxes recoverable	-	1,888,935
Deferred income taxes	11,534,772	12,403,141
Goodwill	941,586	941,586
Securities lending collateral	99,931,731	91,317,719
Total assets	$ 1,215,311,267	$ 1,206,158,742

	March 31,	December 31,
	2007	2006
LIABILITIES	(UNAUDITED)
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 546,635,003	$ 548,547,982
Unearned premiums	151,179,422	155,653,799
Other policyholders' funds	7,136,858	7,320,536
Surplus notes payable	36,000,000	36,000,000
Indebtedness to related party	12,155,135	18,621,351
Employee retirement plans	18,050,718	17,700,372
Other liabilities	16,410,840	22,702,661

Income taxes payable	3,855,258	-
Securities lending obligation	99,931,731	91,317,719
Total liabilities	891,354,965	897,864,420

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,759,433
shares in 2007 and 13,741,663 shares in 2006	13,759,433	13,741,663
Additional paid-in capital	107,508,929	107,016,563
Accumulated other comprehensive income	27,724,450	24,934,903
Retained earnings	174,963,490	162,601,193
Total stockholders' equity	323,956,302	308,294,322
Total liabilities and stockholders' equity	$ 1,215,311,267	$ 1,206,158,742

The Company had total cash and invested assets with a carrying value of $1.0 billion as of March 31, 2007 and December 31, 2006. The following table summarizes the Company's cash and invested assets as of the dates indicated:

	March 31, 2007
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 5,658	$ 5,727	0.6%	$ 5,658
Fixed maturity securities available-for-sale	793,841	804,968	80.4%	804,968
Equity securities available-for-sale	78,250	116,527	11.6%	116,527
Cash	59	59	-	59
Short-term investments	72,853	72,853	7.3%	72,853
Other long-term investments	543	543	0.1%	543
	$ 951,204	$ 1,000,677	100.0%	$ 1,000,608

	December 31, 2006
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 5,680	$ 5,769	0.6%	$ 5,680
Fixed maturity securities available-for-sale	796,115	805,837	80.4%	805,837
Equity securities available-for-sale	77,089	112,527	11.2%	112,527
Cash	196	196	-	196
Short-term investments	76,723	76,723	7.7%	76,723
Other long-term investments	552	552	0.1%	552
	$ 956,355	$ 1,001,604	100.0%	$ 1,001,515

The amortized cost and estimated fair value of securities held-to-maturity and available-for-sale as of March 31, 2007 are as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. government-sponsored agencies	$ 4,997	$ 27	$ -	$ 5,024
Mortgage-backed securities	661	42	-	703
Total securities held-to-maturity	$ 5,658	$ 69	$ -	$ 5,727

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities	$ 4,718	$ 68	$ -	4,786
U.S. government-sponsored agencies	417,003	227	3,629	413,601
Obligations of states and political subdivisions	254,501	10,102	44	264,559
Mortgage-backed securities	14,497	967	16	15,448
Public utility securities	6,003	370	-	6,373
Debt securities issued by foreign governments	6,868	80	-	6,948
Corporate securities	90,251	3,324	322	93,253
Total fixed maturity securities	793,841	15,138	4,011	804,968

Common stocks	69,750	38,078	162	107,666
Non-redeemable preferred stocks	8,500	361	-	8,861
Total equity securities	78,250	38,439	162	116,527
Total securities available-for-sale	$ 872,091	$ 53,577	$ 4,173	$ 921,495

NET WRITTEN PREMIUMS

	Three Months Ended
	March 31, 2007
		Percent of
		Increase/
	Percent of	(Decrease) in
	Net Written	Net Written
	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	19.6%	1.9%
Liability	19.6%	4.3%
Property	15.5%	1.6%
Workers' Compensation	15.5%	-%
Other	2.0%	1.3%
Total Commercial Lines	72.2%	2.0%

Personal Lines:
Automobile	6.6%	(7.1)%
Property	4.5%	(8.8)%
Liability	0.2%	4.4%
Total Personal Lines	11.3%	(7.6)%
Total Property and Casualty Insurance	83.5%	0.6%

Reinsurance	16.5%	(12.3)%	(1)
Total	100.0%	(1.8)%	(1)

(1) Excludes $3,440,024 negative portfolio adjustment related to the January 1, 2006 reduced participation in the MRB pool.